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                                                                    Exhibit 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 (No 333-89552) of our report dated January 24, 2002 relating to the consolidated financial statements of Enbridge Energy Partners, L.P. We also consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-3 (No. 333-89588) of our report dated January 24, 2002 relating to the consolidated financial statements, which appears in Enbridge Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
September 23, 2002